UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 22, 2010

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information in this Current Report on Form 8-K is furnished under Item 2.02—“Results of Operations and Financial Condition.” Such information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On October 27, 2010, Boston Private Financial Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2010. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2010, the Company and Joseph H. Cromarty entered into a consulting agreement (the “Consulting Agreement”) pursuant to which Mr. Cromarty will perform consulting services as an independent contractor, for which he will receive consulting fees not to exceed a total of $250,000. The Consulting Agreement will remain in effect until March 15, 2011 unless terminated earlier pursuant to its terms. A copy of the Consulting Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Consulting Agreement, dated October 22, 2010, by and between the Company and Joseph H. Cromarty

99.1	Press Release of the Company dated October 27, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/S/ DAVID J. KAYE
Name:	David J. Kaye
Title:	Chief Financial Officer

Date: October 27, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement, dated October 22, 2010, by and between the Company and Joseph H. Cromarty

99.1	Press Release of the Company dated October 27, 2010